UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 15, 2019

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common stock, par value $0.01 par value	AREX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2019, Approach Resources I, LP and Approach Oil & Gas Inc. (together, “Seller”), affiliates of Approach Resources Inc. (the “Company”), entered into an Amendment to the Gas Purchase Contract (the “Amendment”) dated and effective as of May 1, 2019 with DCP Operating Company, LP (formerly DCP Midstream, LP) (“DCP”) to the Gas Purchase Contract dated January 1, 2011 between the parties (together with any previous amendments, the “Original Agreement”).

The Amendment, among other things:

(a)	amends the pricing terms and calculation methodology of the Original Agreement to increase Seller’s compensation for residue gas and natural gas liquids (“NGLs”);
(b)	grants Seller the right to elect to be paid for NGLs based on either a fixed ethane recovery or a fixed ethane rejection option;
(c)	grants Seller the right, in its sole discretion, to take the residue gas allocable to Seller in kind at certain redelivery points; and
(d)	amends the dispute resolution provision to require arbitration.

The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Company intends to file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019, portions of which will be subject to confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Joshua E. Dazey
Joshua E. Dazey
Vice President – General Counsel

Date:  July 15, 2019

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